UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Matters.

On December 12, 2014, Standard and Poor’s Ratings Services (“S&P”) announced a downgrade on the senior secured debt of National Rural Utilities Cooperative Finance Corporation (“CFC”) from A+ to A based on the ratings criteria titled Issue Credit Rating Methodology for Nonbank Financial Institutions and Nonbank Financial Service Companies, published on December 9, 2014. Specifically, S&P applied the revised ratings criteria to rate CFC’s senior secured debt at the same level as CFC’s issuer credit rating.

S&P also announced that it has changed CFC’s issuer credit rating outlook from “stable” to “negative” based on its revised ratings criteria titled Nonbank Financial Institutions Rating Methodology, published on December 9, 2014.

As of December 12, 2014, none of CFC’s ratings from S&P other than the senior secured debt rating have changed. None of CFC’s ratings from Moody’s Investors Service have changed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:	/s/ J. Andrew Don
J. Andrew Don Senior Vice President and Chief Financial Officer

Dated: December 12, 2014